Exhibit (h)(9)(c)


                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                September 9, 2002

Harris Trust and Savings Bank
111 West Monroe Street / 6W
Chicago, Illinois 60603

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Trust dated April 28, 2000; the Distribution Agreement between PFPC Distributors, Inc. ("PFPC-DI") and the Trust dated March 16, 2001; the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996 (the "Administration Agreement"); the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Services Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Services Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. ("PNC") and the Trust dated February 18, 1999.

         This writing is to provide notice of the addition of a new series under the Trust: Harris Insight High Yield Bond Fund (the "New Portfolio"). The New Portfolio is to be considered a Fund under the Administration Agreement and shall be subject to the terms set forth under the Administration Agreement. Harris shall be compensated for services rendered under the Administration Agreement as is consistent with that Agreement and the related Fee Letter Agreement dated August 1, 2002.

         The Trust requests that you act in the capacity of Administrator with respect to the New Portfolio while continuing to act as Administrator with respect to the Funds named in the Administration Agreement.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                               Sincerely,

                                               Harris Insight Funds Trust

                                                  /s/ Ishwar Gupta
                                               --------------------------
                                               Ishwar Gupta
                                               Vice President

Harris Trust and Savings Bank

Accepted:     /s/ Peter P. Capaccio
           -----------------------------------
           By:     Peter P. Capaccio
           Title:  Senior Vice President

                                    EXHIBIT A

         This Exhibit A, dated as of September 9, 2002, is Exhibit A to the Administration Agreement dated July 1, 1996 between Harris Insight Funds Trust and Harris Trust and Savings Bank.


                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                       Harris Insight High Yield Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund


                                                 HARRIS INSIGHT FUNDS TRUST

                                                 By:  /s/ Ishwar Gupta
                                                     ----------------------
                                                          Ishwar Gupta
                                                 Title:   Vice President


                                                 HARRIS TRUST AND SAVINGS BANK

                                                 By:  /s/ Peter P. Capaccio
                                                     ----------------------
                                                          Peter P. Capaccio
                                                 Title: Senior Vice President